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                                                                    Exhibit 10.6

                                  TierOne Bank
                      Two-year Change in Control Agreement

     THIS CHANGE IN CONTROL AGREEMENT is dated this ____ day of _____ 2002, among TierOne Bank, a federally-chartered savings bank (the "Bank"), TierOne Corporation, a Wisconsin corporation and the holding company of the Bank (the "Company"), and ________________ (the "Executive"). The Company and the Bank are collectively referred to as the "Employers".

                                   WITNESSETH

     WHEREAS, the Executive is presently an officer of the Bank;

     WHEREAS, the Employers desire to be ensured of the Executive's continued active participation in the business of the Employers; and

     WHEREAS, in order to induce the Executive to remain in the employ of the Employers and in consideration of the Executive's agreeing to remain in the employ of the Employers, the parties desire to specify the severance benefits which shall be due the Executive in the event that his employment with the Employers is terminated under specified circumstances;

     NOW THEREFORE, in consideration of the mutual agreements herein contained, and upon the other terms and conditions hereinafter provided, the parties hereby agree as follows:

     1. Definitions. The following words and terms shall have the meanings set forth below for the purposes of this Agreement:

     (a) Annual Compensation. The Executive's "Annual Compensation" for purposes of this Agreement shall be deemed to mean the highest level of aggregate base salary and cash incentive compensation paid to the Executive by the Employers or any subsidiary thereof during the calendar year in which the Date of Termination occurs (determined on an annualized basis) or either of the two calendar years immediately preceding the calendar year in which the Date of Termination occurs.

     (b) Cause. Termination of the Executive's employment for "Cause" shall mean termination because of personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order. For purposes of this paragraph, no act or failure to act on the Executive's part shall be considered "willful" unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that the Executive's action or omission was in the best interests of the Employers.

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     (c)  Change in Control. "Change in Control shall mean the occurrence of any of the following events:

          (i) approval by the shareholders of the Company of a transaction that would result and does result in the reorganization, merger or consolidation of the Company, with one or more other persons, other than a transaction following which:

                (A) at least 51% of the equity ownership interests of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act")) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) at least 51% of the outstanding equity ownership interests in the Company; and

                (B) at least 51% of the securities entitled to vote generally in the election of directors of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) at least 51% of the securities entitled to vote generally in the election of directors of the Company;

          (ii) the acquisition of all or substantially all of the assets of the Company or beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of the outstanding securities of the Company entitled to vote generally in the election of directors by any person or by any persons acting in concert, or approval by the shareholders of the Company of any transaction which would result in such an acquisition;

          (iii) a complete liquidation or dissolution of the Company or the Bank, or approval by the shareholders of the Company of a plan for such liquidation or dissolution;

          (iv) the occurrence of any event if, immediately following such event, members of the Company Board who belong to any of the following groups do not aggregate at least a majority of the Company Board:

                (A) individuals who were members of the Company Board on the Effective Date of this Agreement; or

                (B) individuals who first became members of the Company Board after the Effective Date of this Agreement either:

                         (1) upon election to serve as a member of the Company Board by the affirmative vote of three-quarters of the members of such Board, or of a nominating committee thereof, in office at the time of such first election; or

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                    (2) upon election by the shareholders of the Company Board to serve as a member of the Company Board, but only if nominated for election by the affirmative vote of three-quarters of the members of such Board, or of a nominating committee thereof, in office at the time of such first nomination;

     provided that such individual's election or nomination did not result from an actual or threatened election contest or other actual or threatened solicitation of proxies or consents other than by or on behalf of the Company Board; or

          (v)  any event which would be described in Section 1(c)(i), (ii),
     (iii) or (iv) if the term "Bank" were substituted for the term "Company" therein and the term "Bank Board" were substituted for the term "Company Board" therein.

In no event, however, shall a Change in Control be deemed to have occurred as a result of any acquisition of securities or assets of the Company, the Bank or a subsidiary of either of them, by the Company, the Bank, any subsidiary of either of them, or by any employee benefit plan maintained by any of them. For purposes of this Section 1(c), the term "person" shall include the meaning assigned to it under Sections 13(d)(3) or 14(d)(2) of the Exchange Act.

     (d)  Code. "Code" shall mean the Internal Revenue Code of 1986, as amended.

     (e) Date of Termination. "Date of Termination" shall mean (i) if the Executive's employment is terminated for Cause, the date on which the Notice of Termination is given, and (ii) if the Executive's employment is terminated for any other reason, the date specified in the Notice of Termination.

     (f) Disability. Termination by the Employers of the Executive's employment based on "Disability" shall mean termination because of any physical or mental impairment which qualifies the Executive for disability benefits under the applicable long-term disability plan maintained by the Employers or any subsidiary or, if no such plan applies, which would qualify the Executive for disability benefits under the Federal Social Security System.

     (g) Good Reason. Termination by the Executive of the Executive's employment for "Good Reason" shall mean termination by the Executive following a Change in Control based on:

          (i) Without the Executive's express written consent, the assignment by the Employers to the Executive of any duties which are materially inconsistent with the Executive's positions, duties, responsibilities and status with the Employers immediately prior to a Change in Control, or a material change in the Executive's reporting responsibilities, titles or offices as an employee and as in effect immediately prior to such a Change in Control, or any removal of the Executive from or any failure to re-elect the Executive to any of such responsibilities, titles or offices, except in connection with the

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     termination of the Executive's employment for Cause, Disability or
     Retirement or as a result of the Executive's death or by the Executive other than for Good Reason;


          (ii) Without the Executive's express written consent, a reduction by either of the Employers in the Executive's base salary as in effect immediately prior to the date of the Change in Control or as the same may be increased from time to time thereafter or a reduction in the package of fringe benefits provided to the Executive;

          (iii) A change in the Executive's principal place of employment by a distance in excess of 25 miles from its location immediately prior to the Change in Control;

          (iv) Any purported termination of the Executive's employment for Disability or Retirement which is not effected pursuant to a Notice of Termination satisfying the requirements of paragraph (i) below; or

          (v) The failure by the Employers to obtain the assumption of and agreement to perform this Agreement by any successor as contemplated in
     Section 6 hereof.

     (h)  IRS. IRS shall mean the Internal Revenue Service.

     (i) Notice of Termination. Any purported termination of the Executive's employment by the Employers for any reason, including without limitation for Cause, Disability or Retirement, or by the Executive for any reason, including without limitation for Good Reason, shall be communicated by written "Notice of Termination" to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a dated notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated,
(iii) specifies a Date of Termination, which shall be not less than thirty (30) nor more than ninety (90) days after such Notice of Termination is given, except in the case of the Employers' termination of the Executive's employment for Cause, which shall be effective immediately; and (iv) is given in the manner specified in Section 11 hereof.

     (j) Retirement. "Retirement" shall mean voluntary termination by the Executive in accordance with the Employers' retirement policies, including early retirement, generally applicable to their salaried employees.

     2. Term of Agreement. The term of this Agreement shall be for two years, commencing on the date of this Agreement (the "Effective Date"). Commencing on the first anniversary of the Effective Date, the term of this Agreement shall extend for an additional year on each annual anniversary of the Effective Date of this Agreement until such time as the Boards of Directors of the Employers or the Executive give notice in accordance with the terms of Section 11 hereof of their or his election, respectively, not to extend the term of this Agreement. Such written notice of the election not to extend must be given not less than thirty (30) days prior to any such

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anniversary date. If any party gives timely notice that the term will not be extended as of any annual anniversary date, then this Agreement shall terminate at the conclusion of its remaining term. The Boards of Directors of the Employers will review this Agreement and the Executive's performance annually for purposes of determining whether to extend this Agreement. References herein to the term of this Agreement shall refer both to the initial term and successive terms.

     3. Benefits Upon Termination. If the Executive's employment by the Employers shall be terminated subsequent to a Change in Control and during the term of this Agreement by (i) the Employers for other than Cause, Disability, Retirement or the Executive's death or (ii) the Executive for Good Reason, then the Employers shall

     (a) pay to the Executive, in either twenty-four (24) equal monthly installments beginning with the first business day of the month following the Date of Termination or in a lump sum as of the Date of Termination (at the Executive's election), a cash severance amount equal to two (2) times the Executive's Annual Compensation, and

     (b) maintain and provide for a period ending at the earlier of (i) the expiration of the remaining term of this Agreement as of the Date of Termination or (ii) the date of the Executive's full-time employment by another employer (provided that the Executive is entitled under the terms of such employment to benefits substantially similar to those described in this subparagraph (b)), at no cost to the Executive, the Executive's continued participation in all group insurance, life insurance, health and accident insurance, disability insurance and other employee benefit plans, programs and arrangements offered by the Employers in which the Executive was entitled to participate immediately prior to the Date of Termination (excluding (w) the Employers' Employee Stock Ownership Plan, (y) stock option and restricted stock plans of the Employers and
(z) cash incentive compensation included in Annual Compensation), provided that in the event that the Executive's participation in any plan, program or arrangement as provided in this subparagraph (b) is barred, or during such period any such plan, program or arrangement is discontinued or the benefits thereunder are materially reduced, the Employers shall arrange to provide the Executive with benefits substantially similar to those which the Executive was entitled to receive under such plans, programs and arrangements immediately prior to the Date of Termination. If substantially similar benefits cannot be provided to the Executive, then the Employers shall pay to the Executive a cash amount equal to the Executive's cost of obtaining such benefits on his own, adjusted for any federal or state income taxes the Executive has to pay on the cash amount.

     4. Limitation of Benefits under Certain Circumstances. If the payments and benefits pursuant to Section 3 hereof, either alone or together with other payments and benefits which the Executive has the right to receive from the Employers, would constitute a "parachute payment" under Section 280G of the Code, the payments and benefits payable by the Employers pursuant to Section 3 hereof shall be reduced, in the manner determined by the Executive, by the amount, if any, which is the minimum necessary to result in no portion of the payments and benefits payable by the Employers under Section 3 being non-deductible to the Employers pursuant to Section 280G of the Code and subject to the excise tax imposed under Section 4999 of the Code. The determination of

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any reduction in the payments and benefits to be made pursuant to Section 3 shall be based upon the opinion of independent counsel selected by the Employers' independent public accountants and paid by the Employers. Such counsel shall be reasonably acceptable to the Employers and the Executive; shall promptly prepare the foregoing opinion, but in no event later than thirty (30) days from the Date of Termination; and may use such actuaries as such counsel deems necessary or advisable for the purpose. Nothing contained herein shall result in a reduction of any payments or benefits to which the Executive may be entitled upon termination of employment under any circumstances other than as specified in this Section 4, or a reduction in the payments and benefits specified in Section 3 below zero.

     5.   Mitigation; Exclusivity of Benefits.

     (a) The Executive shall not be required to mitigate the amount of any benefits hereunder by seeking other employment or otherwise. The amount of severance to be provided pursuant to Section 3(a) hereof shall not be reduced by any compensation earned by the Executive as a result of employment by another employer after the Date of Termination or otherwise, but the amount of benefits to be provided pursuant to Section 3(b) hereof is subject to reduction as set forth therein.

     (b) The specific arrangements referred to herein are not intended to exclude any other benefits which may be available to the Executive upon a termination of employment with the Employers pursuant to employee benefit plans of the Employers or otherwise.

     6. Withholding. All payments required to be made by the Employers hereunder to the Executive shall be subject to the withholding of such amounts, if any, relating to tax and other payroll deductions as the Employers may reasonably determine should be withheld pursuant to any applicable law or regulation.

     7.   Nature of Employment and Obligations.

     (a) Nothing contained herein shall be deemed to create other than a terminable at will employment relationship between the Employers and the Executive, and the Employers may terminate the Executive's employment at any time, subject to providing any payments specified herein in accordance with the terms hereof.

     (b) Nothing contained herein shall create or require the Employers to create a trust of any kind to fund any benefits which may be payable hereunder, and to the extent that the Executive acquires a right to receive benefits from the Employers hereunder, such right shall be no greater than the right of any unsecured general creditor of the Employers.

     8. Source of Payments. It is intended by the parties hereto that all payments provided in this Agreement shall be paid in cash or check from the general funds of the Bank. Further, the Company guarantees such payment and provision of all amounts and benefits due hereunder to the

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Executive and, if such amounts and benefits due from the Bank are not timely paid or provided by the Bank, such amounts and benefits shall be paid or provided by the Company.

     9.   No Attachment.

          (a) Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation, or to execution, attachment, levy, or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to affect any such action shall be null, void, and of no effect.

          (b) This Agreement shall be binding upon, and inure to the benefit of, the Executive, the Bank and their respective successors and assigns.

     10. Assignability. The Employers may assign this Agreement and their rights and obligations hereunder in whole, but not in part, to any corporation, bank or other entity with or into which either of the Employers may hereafter merge or consolidate or to which either of the Employers may transfer all or substantially all of its respective assets, if in any such case said corporation, bank or other entity shall by operation of law or expressly in writing assume all obligations of the Employers hereunder as fully as if it had been originally made a party hereto, but may not otherwise assign this Agreement or their rights and obligations hereunder. The Executive may not assign or transfer this Agreement or any rights or obligations hereunder.

     11. Notice. For the purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by certified or registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below:

     To the Corporation:    Secretary
                            TierOne Corporation
                            1235 N Street
                            Lincoln, Nebraska 68508

     To the Bank:           Secretary
                            TierOne Bank
                            1235 N Street
                            Lincoln, Nebraska 68508

     To the Executive:

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     12.  Amendment; Waiver. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and such officer or officers as may be specifically designated by the Boards of Directors of the Employers to sign on their behalf. No waiver by any party hereto at any time of any breach by any other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

     13. Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the United States where applicable and otherwise by the substantive laws of the State of Nebraska.

     14. Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     15. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

     16. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

     17.  Regulatory Provisions.

          (a) The Employers may terminate the Executive's employment at any time, but any termination by the Employers, other than termination for Cause, shall not prejudice the Executive's right to compensation or other benefits under this Agreement. The Executive shall not have the right to receive compensation or other benefits for any period after termination for Cause as defined in Section 1(b) hereof.

          (b) If the Executive is suspended from office and/or temporarily prohibited from participating in the conduct of the Bank's affairs by a notice served under Section 8(e)(3) or 8(g)(1) of the Federal Deposit Insurance Act (12 U.S.C. (S)1818(e)(3) or (g)(1)), the Employers' obligations under this Agreement shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Employers may in its discretion (I) pay the Executive all or part of the compensation withheld while their contract obligations were suspended and (ii) reinstate (in whole or in part) any of the obligations which were suspended.

          (c) If the Executive is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under
Section 8(e)(4) or 8(g)(1) of the Federal Deposit Insurance Act (12 U.S.C.
(S)1818(e)(4) or (g)(1)), all obligations of the Employers' under this

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Agreement shall terminate as of the effective date of the order, but vested rights of the contracting parties shall not be affected.

          (d) If the Bank is in default as defined in Section 3(x)(1) of the Federal Deposit Insurance Act, all obligations of the Employers under this Agreement shall terminate as of the date of default, but this paragraph shall not affect any vested rights of the contracting parties.

          (e) All obligations under this Agreement shall be terminated, except to the extent determined that continuation of the Agreement is necessary for the continued operation of the institution: (I) by the Director of the Office of Thrift Supervision (or his or her designee) at the time the Federal Deposit Insurance Corporation enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in Section 13(c) of the Federal Deposit Insurance Act; or (ii) by the Director of the Office of Thrift Supervision (or his or her designee) at the time the Director (or his or her designee) approves a supervisory merger to resolve problems related to operation of the Bank or when the Bank is determined by the Director to be in an unsafe or unsound condition. Any rights of the parties that have already vested, however, shall not be affected by such action.

          (f) Notwithstanding any other provision of this Agreement to the contrary, any payments made to the Executive pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with Section 18(k) of the Federal Deposit Insurance Act (12 U.S.C.(S)1828(k)) and the regulations promulgated thereunder, including 12 C.F.R. Part 359.

     18. Reinstatement of Benefits Under Section 17(b). In the event the Executive is suspended and/or temporarily prohibited from participating in the conduct of the Bank's affairs by a notice described in Section 17(b) hereof (the "Notice") during the term of this Agreement and a Change in Control, as defined herein, occurs, the Employers will assume their obligation to pay and the Executive will be entitled to receive all of the termination benefits provided for under Section 2 of this Agreement upon the Bank's receipt of a dismissal of charges in the Notice.

     19. Arbitration. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three arbitrators sitting in a location selected by the Bank within fifty (50) miles from the location of the Bank's main office, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that the Executive shall be entitled to seek specific performance of his right to be paid until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement, other than in the case of a termination for Cause.

     20. Payment of Costs and Legal Fees. All reasonable costs and legal fees paid or incurred by the Executive pursuant to any dispute or question of interpretation relating to this Agreement shall be paid or reimbursed by the Bank (which payments are guaranteed by the Company

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pursuant to Section 8 hereof) if the Executive is successful on the merits pursuant to a legal judgment, arbitration or settlement.

     21. Entire Agreement. This Agreement embodies the entire agreement between the Employers and the Executive with respect to the matters agreed to herein. All prior agreements between the Employers and the Executive with respect to the matters agreed to herein are hereby superseded and shall have no force or effect, except that this Agreement shall not affect or operate to reduce any benefit or compensation inuring to Executive of a kind elsewhere provided. No provision of this Agreement shall be interpreted to mean that Executive is subject to receiving fewer benefits than those available to him without reference to this Agreement.

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     IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.

Attest:                               TierOne Bank


________________________________      By:_______________________________________
                                         Gilbert G. Lundstrom, Chairman and
                                             Chief Executive Officer



Attest:                               TierOne Corporation
                                      (as guarantor)


________________________________      By:_______________________________________
                                         Gilbert G. Lundstrom, Chairman and
                                             Chief Executive Officer

Attest:                               EXECUTIVE



________________________________      By:_______________________________________